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                                                                     EXHIBIT 5.1



                           rmontgomery@gibsondunn.com

                                 June 12, 2003

(310) 557-8022                                                     C 26399-00001

(310) 552-7021

CardioGenesis Corporation
26632 Towne Centre Drive
Suite 320
Foothill Ranch, CA  92610

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as special counsel to CardioGenesis Corporation, a California corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act") of 6,803,171 shares of Common Stock, no par value (the "Shares"), of the Company which have been reserved for issuance from time-to-time pursuant to (i) the Company's Stock Option Plan, as restated (to be filed as Exhibit 10.1 to the Registration Statement), (ii) the Company's 1996 Employee Stock Purchase Plan, as restated (to be filed as Exhibit
10.2 to the Registration Statement) and (iii) the Company's Director Stock Option Plan, as restated (to be filed as Exhibit 10.3 to the Registration Statement) (collectively, the "Plans").

      We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

      We have examined, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plans and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plans. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued in accordance with the provisions of the Plans and related agreements, will be legally issued, fully paid and non-assessable.
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CardioGenesis Corporation
June 12, 2003
Page 2



      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.



                                                 Very truly yours,

                                                 /s/ Gibson, Dunn & Crutcher LLP

                                                 GIBSON, DUNN & CRUTCHER LLP



RKM/ABL/tec
20158128_2.DOC